UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2015 (May 26, 2015)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Galloping Hill Road, Kenilworth, NJ		07033
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (908) 740-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The following matters were voted upon at the Annual Meeting of Shareholders held on May 26, 2015, and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set forth opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes
Leslie A. Brun	2,026,434,326	49,511,061	5,509,078	353,592,519
Thomas R. Cech, Ph.D.	2,067,617,101	8,339,434	5,497,930	353,592,519
Kenneth C. Frazier	2,005,138,525	62,806,615	13,509,325	353,592,519
Thomas H. Glocer	2,055,980,668	19,834,481	5,639,316	353,592,519
William B. Harrison, Jr.	2,038,809,811	35,688,142	6,956,512	353,592,519
C. Robert Kidder	2,061,917,445	13,808,894	5,728,126	353,592,519
Rochelle B. Lazarus	2,060,643,174	15,309,274	5,502,017	353,592,519
Carlos E. Represas	2,055,253,112	20,564,497	5,636,856	353,592,519
Patricia F. Russo	1,989,502,407	85,468,289	6,483,769	353,592,519
Craig B. Thompson, M.D.	2,068,298,790	7,669,813	5,485,862	353,592,519
Wendell P. Weeks	2,062,043,756	13,787,369	5,623,340	353,592,519
Peter C. Wendell	2,052,749,778	23,161,934	5,542,753	353,592,519

2.
A proposal to approve, by a non-binding advisory vote, executive compensation of our Named Executive Officers received 1,982,456,004 votes FOR and 85,205,070 votes AGAINST, with 13,793,391 abstentions and 353,592,519 broker non-votes.

3.
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 received 2,406,727,002 votes FOR and 18,356,239 votes AGAINST, 9,963,743 abstentions.

4.	A proposal to amend and restate the Company's 2010 Incentive Stock Plan received 1,995,482,601 votes FOR and 72,665,769 votes AGAINST, with 13,306,095 abstentions and 353,592,519 broker non-votes.

5.	A proposal to amend and restate the Company's Executive Incentive Plan received 2,007,453,289 votes FOR and 60,079,877 votes AGAINST, with 13,921,299 abstentions and 353,592,519 broker non-votes.

6.
A shareholder proposal concerning shareholders’ right to act by written consent received 825,819,014 votes FOR and 1,242,161,815 votes AGAINST, with 13,473,636 abstentions and 353,592,519 broker non-votes.

7.	A shareholder proposal concerning accelerated vesting of equity awards received 509,716,218 votes FOR and 1,558,960,865 votes AGAINST, with 12,777,382 abstentions and 353,592,519 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 28, 2015.

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
Name: Katie E. Fedosz
Title: Senior Assistant Secretary